UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

Metalico, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	(Commission File Number)	52-2169780 (I.R.S. Employer Identification No.)

186 North Avenue East, Cranford, New Jersey (Address of principal executive offices)	07016 (Zip Code)

Registrant’s telephone number, including area code (908) 497-9610

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)

     On March 16, 2005, the Company’s Board of Directors, on the recommendation of its Compensation Committee, approved certain grants to the Company’s executive officers as incentive (bonus) compensation for 2004 under the Company’s Executive Bonus Plan and 1997 Long-Term Incentive Plan. The following awards were authorized:

	Payment	Options
Name and Principal Position	($)	(#)
Carlos E. Agüero	135,000	54,000
President and Chief Executive Officer

Michael J. Drury	100,000	40,000
Executive Vice President

Arnold S. Graber	70,000	28,000
Executive Vice President, General Counsel and Secretary

Eric W. Finlayson	65,000	26,000
Senior Vice President and Chief Financial Officer

     The options have an exercise price of $2.50 per share, vest in equal monthly installments over a three-year period beginning

December 31, 2004, and expire on December 31, 2009. A copy of the Company’s form of Employee Incentive Stock Option Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 16, 2005, the Company’s Board of Directors elected Paul A. Garrett in accordance with the Company’s bylaws to fill one of two vacancies on the Board. Mr. Garrett, an audit committee financial expert, was also appointed chairman of the Board’s Audit Committee. Director Walter H. Barandiaran resigned as chairman but remains a member of the Audit Committee. Director Earl C. Cornette resigned from the Audit Committee. On March 17, 2005, the Company issued a press release announcing Mr. Garrett’s election. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01 Other Events.

     On March 16, 2005, the Company’s Board of Directors approved amendments to (a) two promissory notes dated February 6, 2004 payable by the Company to Carlos E. Agüero, our president and chief executive officer, in the principal amount of $600,000 and Michael J. Drury, our Executive Vice President, in the principal amount of $300,000, respectively, which matured on February 5, 2005, and (b) a promissory note dated February 9, 2004, payable by the Company to Mr. Agüero in the principal amount of $700,000 which matured February 9, 2005. Effective as of its original maturity date, each note was converted to a demand obligation without a stated maturity and its interest rate was reset to 7% per annum. Copies of the amendments to the promissory notes are attached to this Form 8-K as Exhibits 99.3, 99.4, and 99.5, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Form of Employee Incentive Stock Option Agreement.

99.2	Press Release issued March 17, 2005.

99.3	Amendment dated as of February 5, 2005 to Note in the original principal amount of $600,000 dated as of February 6, 2004 issued by Metalico, Inc. as maker to Carlos E. Agüero as payee filed as Exhibit 4.3 to the Form 10 filed by the Company December 20, 2004 (SEC File No. 000-50999).

99.4	Amendment dated as of February 5, 2005 to Note in the original principal amount of $300,000 dated as of February 6, 2004 issued by Metalico, Inc. as maker to Michael J. Drury as payee filed as Exhibit 4.4 to the Form 10 filed by the Company December 20, 2004 (SEC File No. 000-50999).

99.5	Amendment dated as of February 9, 2005 to Note in the original principal amount of $700,000 dated as of February 9, 2004 issued by Metalico, Inc. as maker to Carlos E. Agüero as payee filed as Exhibit 4.5 to the Form 10 filed by the Company December 20, 2004 (SEC File No. 000-50999).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

METALICO, INC. (Registrant)
	By:	/s/ CARLOS E. AGÜERO
Date: March 17, 2005		Carlos E. Agüero
Chairman, President and Chief Executive Officer